UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  __________________

FORM 8-A
   __________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
    __________________

American Century ETF Trust
(Exact name of registrant as specified in its charter)
   __________________

Delaware	See below
(State of incorporation or organization)	(IRS Employer Identification No.)

4500 Main, Kansas City, Missouri	64111
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number

American Century® Quality Convertible Securities ETF	Cboe BZX Exchange, Inc.	85-3135872
American Century® Quality Preferred ETF	Cboe BZX Exchange, Inc.	85-3156884

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:
333-221045

Securities to be registered pursuant to Section 12(g) of the Act:
None.

Item 1.	Description of Registrant’s Securities to be Registered
A description of the shares of beneficial interest, no par value, of American Century Quality Convertible Securities ETF and American Century Quality Preferred ETF (the "Shares") to be registered hereunder is set forth in Post-Effective Amendment No. 59 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 333-221045; 811-23305) filed on December 29, 2020, which description is incorporated herein by reference as filed with the U.S. Securities and Exchange Commission (the “SEC”). Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Shares is hereby also incorporated by reference herein.

Item 2.	Exhibits

A.
Registrant’s Certificate of Trust, dated June 27, 2017 (filed electronically as Exhibit (a)(1) of Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on December 20, 2017, File No. 333-221045, and incorporated herein by reference).

B.
Second Amended and Restated Agreement and Declaration of Trust, dated April 19, 2018 (filed electronically as Exhibit (a)(2) to Post-Effective Amendment No. 8 to the Registrant's Registration Statement on September 6, 2018, File No. 333-221045, and incorporated herein by reference).

C.
Schedule A to Second Amended and Restated Agreement and Declaration of Trust, dated November 30, 2020
(filed electronically as Exhibit a3 to Post-Effective Amendment No. 59 to the Registrant's Registration Statement on September 9, 2020, File No. 333-221045, and incorporated herein by reference).

D.
Third Amended and Restated Bylaws, dated June 13, 2019 (filed electronically as Exhibit b to Post-Effective Amendment No. 22 to the Registrant's Registration Statement on June 25, 2019, File No. 333-221045, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 12th day of February, 2021.

American Century ETF Trust

By:	/s/ Ashley L. Bergus
Ashley L. Bergus
Assistant Secretary